UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018

BOSTON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

354 Merrimack Street, #4, Lawrence, MA 01843

(Address of principal executive offices) (zip code)

(603) 935-9799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2018, Boston Therapeutics, Inc. (the “Company”) entered into a License Agreement with Level Brands, Inc. (NYSE: LEVB), an innovative licensing, marketing and brand management company with a focus on lifestyle-based products which includes an exclusive license to the kathy ireland® Health & Wellness™ brand. Under the terms of the License Agreement, the Company received a non-exclusive, non-transferrable license to use the kathy ireland Health & Wellness™ trademark in the marketing, development, manufacture, sale and distribution of the Sugardown® product domestically and internationally. The initial term of the License Agreement is seven years, with an automatic two-year extension unless either party notifies the other of non-renewal at least 90 days prior to the end of the then current term. Level Brands has agreed to use its commercially reasonable efforts to perform certain promotional obligations, including: (i) producing four branded videos to promote the licensed product and/or the Company; (ii) creation of an electronic press kit; (iii) making their media and marketing teams available for use in creating the video content for which the Company will separately compensate; and (iv) curate social media posts in multiple social media channels.

As compensation, the Company will provide Level Brands with the following:

●	A marketing fee of $850,000, for development of video content and an electronic press kit which will be used ongoing to support product marketing. This fee is paid with a promissory note of $450,000 and a number of shares of stock of the Company valued at $400,000, based on the closing price on the day prior to the effective date;
●	Quarterly fees for the first two years of up to $100,000 and issuance of 100,000 shares each quarter, based on sales volumes. The Company has the right to make all the stock payments in cash; and
●	a royalty of 5% of the gross licensed marks sales up to $10,000,000, 7.5% royalty on sales from $10,000,000 to $50,000,0000 and 10% on sales over $50,000,000, payable monthly as well as a 1% of all revenue for all Company products as of the date hereof.

The foregoing description of the terms and conditions of the License Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as an exhibit to this report.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description of Exhibit

10.1	License Agreement between Boston Therapeutics, Inc. and Level Brands, Inc. dated June 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: July 2, 2018	By: /s/ Carl W. Rausch
Name: Carl W. Rausch
Title: Chief Executive Officer